SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 02, 2012 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue,
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition.

    On August 2, 2012, Radio One, Inc. issued a press release setting forth the results for its second quarter ended June 30, 2012.  A copy of the press release is attached as Exhibit 99.1.

ITEM 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

    On August 2, 2012, management of Radio One, Inc. (“the Company”) and the Audit Committee of the Company’s Board of Directors (“the Committee”) concluded that the Company’s 2011 financial statements and the related report of the Company’s independent registered public accounting firm, Ernst & Young LLP, on the consolidated financial statements as of and for the year ended December 31, 2011 should no longer be relied upon.  This conclusion was reached because the Company concluded that its consolidated statements of cash flows for the year ended December 31, 2011 and all interim periods within that year after the first quarter of 2011 and the three month period ended March 31, 2012 improperly classified cash payments for TV One content assets as investing rather than operating activities.  The classification errors had no effect on the reported changes in cash and cash equivalents in any period, and also had no effect on the consolidated balance sheet, the consolidated statement of operations, or the consolidated statement of stockholders’ equity for any period.

    The reclassification adjustments will decrease cash flows from operating activities and increase cash flows from investing activities by approximately $23.4 million in 2011.  The corresponding decrease in operating cash flows and increase in investing cash flows for the affected quarterly filing periods in 2011 is as follows: Q2 2011--approximately $2.3 million for the six months ended June 30, 2011; Q3 2011--approximately $12.8 million for the nine months ended September 30, 2011.  In addition, the reclassification adjustments will decrease cash flows from operating activities and increase cash flows from investing activities by approximately $10.7 million for the three months ended March 31, 2012.

    The Company will file as soon as possible an amended 2011 Annual Report on Form 10-K/A that will contain a restated 2011 consolidated statement of cash flows as well as revised cash flow information for the affected interim periods in 2011.  In preparing its amended 2011 Annual Report, management also expects to report a material weakness in internal control related to this matter. The Company will also report the effects of the classification error on the consolidated statement of cash flows for the three months ended March 31, 2012 when it files its second quarter Quarterly Report on Form 10-Q on or prior to August 14, 2012.

    The authorized officers of the Company have discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02.

ITEM 9.01.   Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated August 02, 2012: Radio One, Inc. Reports Second Quarter Results.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
August 03, 2012	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer